EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

As independent registered public accountants, we hereby consent to the incorporation by reference in Registration Statement No. 333-86158 on Form S-8 of our report dated March 28, 2008, with respect to the consolidated balance sheets of ACME Communications, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2007 and 2006, which report appears in this Annual Report on  Form 10-K of ACME Communications, Inc.

/s/ MAYER HOFFMAN MCCANN P.C.
MAYER HOFFMAN MCCANN P.C. Los Angeles, California March 28, 2008